SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	8731	94-3248524
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, California 94080

(650) 624-1100

(Address of principal executive offices)

2000 Equity Incentive Plan

2000 Employee Stock Purchase Plan

2000 Non-Employee Directors’ Stock Option Plan

(Full title of the plans)

James M. Gower

Chairman of the Board and Chief Executive Officer

Rigel Pharmaceuticals, Inc.

1180 Veterans Boulevard

South San Francisco, California 94080

(650) 624-1100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Suzanne Sawochka Hooper, Esq.
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
(650) 843-5000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Amount of
to be Registered	Registered(1)	Per Share(2)	Price(2)	Registration Fee
Common Stock (par value $.001)	2,667,159 shares (3) 88,888 shares (4) 225,000 shares(5)	$16.48	$49,127,654.56	$5,782.32

(1)                                  Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional shares of common stock which become issuable under the plans covered hereby by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Company’s outstanding common stock.

(2)                                  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act.  The offering price per share and aggregate offering price for the common stock are based upon the average of the high and low prices of the Company’s common stock as reported on the Nasdaq National Market System on June 14, 2005.

(3)                                  Additional shares available for issuance under the 2000 Equity Incentive Plan.

(4)                                  Additional shares available for issuance under the 2000 Employee Stock Purchase Plan.

(5)                                  Additional shares available for issuance under the 2000 Non-Employee Directors’ Stock Option Plan.

Explanatory Note

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 392,159 shares and 88,888 shares of the common stock of Rigel Pharmaceuticals, Inc. (the “Company”) to be issued pursuant to “evergreen” provisions of the Company’s 2000 Equity Incentive Plan (the “EIP”) and the Company’s 2000 Employee Stock Purchase Plan the (the “ESPP”), respectively, each as amended and approved by the Company’s stockholders on June 20, 2003.  Pursuant to the evergreen provision, the number of shares reserved for issuance under each of the EIP and the ESPP were increased on December 2, 2004 and November 29, 2004, respectively.  The evergreen provision of the EIP provides that the total number of shares reserved for issuance thereunder shall be increased on each December 2nd until December 2, 2009 by an amount equal to the lesser of (a) 2% of the shares of the Company’s common stock outstanding on December 2nd of the applicable year, (b) 444,444 shares of the Company’s common stock, and (c) such number of shares as determined by the Board of Directors prior to December 2nd of the applicable year, The evergreen provision of the ESPP provides that the total number of shares reserved for issuance thereunder shall be increased on the first nine anniversaries of the effective date of the Company’s registration statement under the Securities Act with respect to the initial public offering of shares of the Company’s Common Stock by an amount equal to the lesser of (a) 1% of the shares of the Company’s common stock outstanding on such anniversary date, (b)  88,888 shares of the Company’s common stock, and (c) such number of shares as determined by the Board of Directors prior to the anniversary date.  The evergreen provision set forth in the EIP was eliminated on June 2, 2005.

In addition, this Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,275,000 shares and 225,000 shares of the Company’s common stock to be issued pursuant an amendment to the EIP and the Company’s 2000 Non-Employee Directors’ Stock Option Plan, both as amended and approved by the Company’s stockholders on June 2, 2005.

PART II

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference herein:

(a)                                  The Company’s Registration Statement on Form S-8 filed on June 26, 2003, under the Securities Act of 1933, as amended (file No. 333-106532);

(b)                                 The Company’s Registration Statement on Form S-8 filed on July 15, 2003, under the Securities Act of 1933, as amended (file No. 333-107062); and

(c)                                  The Company’s Registration Statement on Form S-8 filed on January 8, 2004, under the Securities Act of 1933, as amended (file No. 333-111782).

Item 8. EXHIBITS

Exhibit Number
4.1	(1)	Amended and Restated Certificate of Incorporation of the Company.

4.2	(2)	Amended and Restated Bylaws of the Company.

4.3	(1)	Specimen Common Stock Certificate.

5.1		Opinion of Cooley Godward LLP.

15.1		Letter regarding unaudited interim financial information.

23.1		Consent of Independent Registered Public Accounting Firm.

23.2		Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

24.1		Power of Attorney is contained on the signature pages to this Registration Statement.

99.1	(3)	2000 Equity Incentive Plan, as amended and restated.

99.3	(4)	2000 Employee Stock Purchase Plan, as amended and restated.

99.4	(3)	2000 Non-Employee Directors’ Stock Option Plan, as amended and restated.

(1)           Documents incorporated by reference to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 24, 2003.

(2)           Document incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (No. 333-45864), originally filed with the Securities and Exchange Commission on September 15, 2000.

(3)           Document incorporated by reference to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 6, 2005.

(4)           Document incorporated by reference to the Company’s Registration Statement of Form S-8 (No. 333-106532) originally filed with the Securities and Exchange Commission on June 26, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on June 17, 2005.

RIGEL PHARMACEUTICALS, INC.

By:	/s/ James M. Gower
James M. Gower
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. Gower and James H. Welch, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable Rigel to comply with the provisions of the Securities Act and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James M. Gower	Chairman of the Board and Chief Executive	June 17, 2005
James M. Gower	Officer (Principal Executive Officer)

/s/ James H. Welch	Vice President, Chief Financial Officer and	June 17, 2005
James H. Welch	Secretary (Principal Financial and Accounting
Officer)

/s/ Donald G. Payan	Executive Vice President, Chief Scientific	June 17, 2005
Donald G. Payan	Officer and Director

/s/ Jean Deleage	Director	June 17, 2005
Jean Deleage

/s/ Alan D. Frazier	Director	June 17, 2005
Alan D. Frazier

/s/ Walter H. Moos	Director	June 17, 2005
Walter H. Moos

/s/ Hollings C. Renton	Director	June 17, 2005
Hollings C. Renton

/s/ Peter S. Ringrose	Director	June 17, 2005
Peter S. Ringrose

/s/ Stephen A. Sherwin	Director	June 17, 2005
Stephen A. Sherwin

/s/ Nicholas J. Simon, III	Director	June 17, 2005
Nicholas J. Simon, III

EXHIBIT INDEX

Exhibit Number
4.1	(1)	Amended and Restated Certificate of Incorporation of the Company.

4.2	(2)	Amended and Restated Bylaws of the Company.

4.3	(1)	Specimen Common Stock Certificate.

5.1		Opinion of Cooley Godward LLP.

15.1		Letter regarding unaudited interim financial information.

23.1		Consent of Independent Registered Public Accounting Firm.

23.2		Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

24.1		Power of Attorney is contained on the signature pages to this Registration Statement.

99.1	(3)	2000 Equity Incentive Plan, as amended and restated.

99.3	(4)	2000 Employee Stock Purchase Plan, as amended and restated.

99.4	(3)	2000 Non-Employee Directors’ Stock Option Plan, as amended and restated.

(1)           Documents incorporated by reference to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 24, 2003.

(2)           Document incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (No. 333-45864), originally filed with the Securities and Exchange Commission on September 15, 2000.

(3)           Document incorporated by reference to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 6, 2005.

(4)           Document incorporated by reference to the Company’s Registration Statement of Form S-8 (No. 333-106532) originally filed with the Securities and Exchange Commission on June 26, 2003.